THIS NOTE, AND THE SHARES OF COMMON STOCK ISSUABLE UPON ANY CONVERSION HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE REOFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO (1) REGISTRATION OR (2) AN OPINION OF COUNSEL FOR LIFERATE OR OTHER COUNSEL REASONABLY ACCEPTABLE TO LIFERATE TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

$1,000,000                                                          May 12, 1997
Prime                                                     Minneapolis, Minnesota

                           CONVERTIBLE PROMISSORY NOTE

         For good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned, LifeRate Systems, Inc., a Minnesota corporation ("LifeRate"), agrees to pay Medtronic, Inc., or its registered assigns (the "Holder") at 7000 Central Avenue N.E., Minneapolis, Minnesota 55432 or such other address provided to LifeRate by written notice from the Holder, the principal sum of One Million Dollars ($1,000,000.00), plus accrued interest thereon at the rate specified below, upon the earlier of (i) 10 days following completion of the Next Equity Financing (as defined in Section 2 hereof), or
(ii) November 30, 1997.

         The following terms, covenants, statements of holders' rights and conditions shall apply to this Note:

         1. Interest. The principal amount of this Note shall bear interest (calculated on the basis of a 360-day year and the actual number of days such principal amount remains outstanding) at an annual percentage rate equal to the Prime Rate. The "Prime Rate" shall mean a fluctuating interest rate announced by Norwest Bank Minnesota, N.A. from time to time as its "base," "prime," or "reference" rate. Such interest rate shall be adjusted with each change in the Prime Rate, to take effect as of the date of such change.

         2. Conversion. Upon the closing of the Next Equity Financing prior to the date this Note has been paid in full in accordance with its terms, the Holder shall have the right (the "Conversion Right") to convert all or any portion of the outstanding principal amount of this Note, together with all accrued interest hereon to the date of conversion, into LifeRate Common Stock at a per share price equal to the Conversion Price (as defined below). The Conversion Right shall be exercisable at any time or from time to time prior to the date of payment in full of the principal of and interest on this Note by surrendering this Note with the Conversion Form attached hereto as Exhibit A completed and duly executed by such Holder or by such Holder's duly authorized attorney to LifeRate at its principal office. In order to permit the Holder hereof to exercise the Conversion Right, LifeRate shall give to Medtronic written notice of the closing of the Next Equity Financing at least 30 days prior thereto.

For purposes of this Section:

                  "Conversion Price" means the lesser of (i) $2.00 per share of Common Stock, or (ii) the average price per share of Common Stock (reflecting conversion of any convertible preferred stock) paid by all purchasers of Common Stock in the Next Equity Financing; and

                  "Next Equity Financing" means LifeRate's receipt in one or more transactions of an aggregate Five Million Dollars ($5,000,000) or more of new cash funds from the sale of Common Stock or securities convertible into Common Stock, to occur pursuant to a private placement financing conducted by Miller, Johnson and Kuehn Incorporated or any other agent for LifeRate.

         3. Common Stock Issued on Conversion. Upon conversion hereof pursuant to Section 2, LifeRate shall promptly deliver to the Holder a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock into which the portion of this Note specified in Section 2 above has been converted, together with cash payable in lieu of issuing any fractional share. LifeRate shall also pay to the Holder at such time all principal of and interest on this Note then remaining unpaid that has not been converted into Common Stock pursuant to Section 2.

         4. Event of Default. The occurrence of any one or more of the following events (whether such occurrence shall be voluntary or involuntary or occur or be effected by operation of law or otherwise) shall constitute an "Event of Default" hereunder:

                  (a) if LifeRate fails to pay the entire amount of the principal of and interest on this Note when due; or

                  (b) if LifeRate defaults in the payment of principal or interest on any obligation for borrowed money in excess of $100,000 beyond any period of grace provided with respect thereto, or in the performance of any other covenant, term or condition in any agreement involving any obligation in excess of $100,000 if the effect of such default is to cause or permit the holder or holders of such obligation to cause such obligation to become due prior to its stated maturity; or

                  (c) if any creditor of LifeRate commences any foreclosure, levy, attachment or other action or proceeding to enforce or collect a judgment involving any obligation in excess of $100,000 owed by LifeRate; or

                  (d) if LifeRate makes an assignment for the benefit of creditors; or

                  (e) if any order, judgment, or decree is entered adjudicating LifeRate bankrupt or insolvent; or

                  (f) if LifeRate petitions or applies to any tribunal for the appointment of a trustee, receiver, or liquidator of LifeRate, or commences any proceedings relating to

         LifeRate under any bankruptcy, reorganization, insolvency, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect; or

                  (g) if an order, judgment, or decree is entered appointing any such trustee, receiver, or liquidator, or approving the petition in any such proceedings, and such order, judgment, or decree remains unstayed and in effect for more than 30 days; or

                  (h) if any order, judgment, or decree is entered in any proceedings against LifeRate decreeing the dissolution of LifeRate and such order, judgment, or decree remains unstayed and in effect for more than 30 days.

LifeRate shall immediately notify the Holder of the occurrence of any Event of Default. Upon or at any time following the occurrence of an Event of Default, the holder hereof may immediately declare the entire unpaid principal balance of and all interest accrued on this Note to be immediately due and payable, and the unpaid principal balance of and accrued interest on this Note shall thereupon be due and payable without further demand, presentation, protest, or further notice of any kind, all of which are hereby waived.

         5. Common Stock. As used herein, the term "Common Stock" shall mean and include LifeRate's presently authorized shares of common stock and shall also include any capital stock of any class of LifeRate hereafter authorized that shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution, dissolution or winding up of LifeRate.

         6. No Voting Rights. This Note shall not entitle the holder hereof to any voting rights or other rights as a shareholder of LifeRate unless and until converted pursuant to Section 2.

         7. Warrants. Simultaneously with the execution and delivery of this Note on the date hereof, LifeRate is issuing to Medtronic a Warrant for the purchase of 100,000 shares of Common Stock. LifeRate shall issue additional Warrants to Medtronic upon the occurrence of the following events and on the following terms:

                  (a) Without limiting any other remedies that Medtronic may have under this Note, in the event that LifeRate has not paid in full the principal of and all accrued interest on this Note on or before November 30, 1997, LifeRate shall issue to Medtronic an additional Warrant for the purchase of 50,000 shares of Common Stock. Such Warrant shall expire five years after the date of issuance and shall otherwise be substantially in the form of and contain the same exercise price and other terms as the Warrant issued on the date hereof.

                  (b) Without limiting any other remedies that Medtronic may have under this Note, in the event that LifeRate has not paid in full the principal of and all accrued interest on this Note on or before February 28, 1998, LifeRate shall issue to Medtronic an additional Warrant for the purchase of 50,000 shares of Common Stock. Such Warrant shall expire five years after the date of issuance and shall otherwise be substantially in the form of and contain the same exercise price and other terms as the Warrant issued on the date hereof.

         8. Registration Rights. The holders of the shares of Common Stock issuable upon any conversion of this Note are entitled to the benefits of all of the terms, provisions and conditions of Article 8 of that certain Investment Agreement dated December 26, 1995, which is hereby amended if and to the extent necessary to include such shares of Common Stock within the definition of "Registrable Securities" thereunder.

         9. Miscellaneous.

                  (a) LifeRate agrees to pay all costs (including reasonable attorneys' fees, whether or not suit is brought) incurred by the holder of this Note in enforcing the terms and conditions hereof and in effecting the holder's remedies hereunder.

                  (b) LifeRate hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. No delay or failure on the part of the Holder, its agents or representatives, to collect this Note or to exercise any power or right in connection with its collection shall operate as a waiver thereof and such rights and powers shall be deemed continuous.

                  (c) No amendment, modification or waiver of any provision of this Note shall be effective unless the same shall be in writing and signed by the holder hereof.

                  (d) This Note shall be governed by and construed in accordance with the laws of the State of Minnesota.

         IN WITNESS WHEREOF, the LifeRate has caused this Convertible Promissory Note to be signed by its authorized officers and dated as of the date stated above.

                                             LIFERATE SYSTEMS, INC.

                                             By /s/ William W. Chorske
                                                --------------------------------
                                               Its Chairman
                                                   -----------------------------


ATTEST: /s/ John R. Goodrich
        ---------------------------

                                                                       Exhibit A

NOTICE OF CONVERSION OF NOTE -- To Be Executed by the Holder in Order to
                                Convert the Note

         The undersigned hereby irrevocably elects to convert an aggregate $___________ in principal amount and $__________ in accrued interest on the attached Convertible Promissory Note into shares of Common Stock as determined by Section 2 of the Note. The undersigned requests that certificates for such shares be issued in the name of __________________________________.


Date:  _________________, ______           _____________________________________
                                               [name of registered Holder]

                                           _____________________________________
                                               [signature]

                                           _____________________________________
                                               [street address]
                                           _____________________________________
                                               [city, state, zip]
                                           _____________________________________
                                               [tax identification number]